Exhibit 10.2
                                                                    ------------
                              HARLEY-DAVIDSON, INC.

              DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS

                         Initially Effective May 1, 1995

            Amended and Restated May 1, 2001, and Amended May 3, 2003

Concept
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Harley-Davidson, Inc. (the "Company") created this Plan, effective as of May 1,
1995, to assist nonemployee directors of the Company to defer income, other than income payable under the Harley-Davidson, Inc. Director Stock Plan (the "Stock Plan"), until retirement, death, or other cessation of service as a director of the Company. The Plan is amended and restated effective May 1, 2001, to allow participant direction of investment of Deferred Benefit Accounts., and further amended May 3, 2003.

Administrator
-------------

The Nominating and Corporate Governance Committee of the Board of Directors of the Company is the Administrator of the Plan.

Eligibility
-----------

Directors of the Company who are not employees of the Company ("nonemployee directors") are eligible under the Plan.

Participation Requirements
--------------------------

A nonemployee director must complete a Deferred Compensation Agreement in order to defer compensation under the Plan. A nonemployee director who executes a Deferred Compensation Agreement is referred to as a participant until all of his or her benefits hereunder are paid in full.

Compensation Deferral
---------------------

A Deferred Compensation Agreement under the Plan will not apply to compensation that a nonemployee director elects to receive in the form of shares of common stock of the Company under Section 7.1 of the Stock Plan. Each Deferred Compensation Agreement must specify the percentage of the participant's Annual Retainer Fee to be deferred, which percentage may be one hundred percent (100%), fifty percent (50%), or none, and the effective date, which may be prospective only. For purposes of the Plan, the term "Annual Retainer Fee" means the annual retainer fee then in effect for service by the participant as a director, board committee chair and/or committee member.

The Agreement also must specify whether the optional installment payment method is selected by the participant in lieu of the standard lump sum cash payment. The standard and optional forms of payment are described below.

Deferred Compensation Agreements Irrevocable Until Changed
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An eligible director as of the 1995 annual meeting of the Company may complete his or her initial Deferred Compensation Agreement at any time on or before May 6, 1995. Thereafter, a newly eligible director may complete his or her initial Agreement within 30 days of becoming eligible. Such initial elections shall be deemed to be effective as of the date on which they are executed and filed with the Treasurer of the Company. Deferred Compensation Agreements are irrevocable until changed. Any elections other than when a director is initially eligible, and any changes to existing elections may be completed and filed with the Treasurer of the Company only during the 30 day period up to and including an annual meeting of the Company, and shall be effective as of such annual meeting. All deferral elections under the Plan shall automatically terminate upon the occurrence of a Change of Control Event. The definition of Change of Control Event is as set forth in Schedule A to the Plan, which may be revised from time to time by the Administrator to maintain consistency with the definition of this term used by the Company for other corporate compensation-related purposes.

Deferred Benefit Account
------------------------

The Company will establish on its books a Deferred Benefit Account for each nonemployee director executing a Deferred Compensation Agreement. Deferred compensation shall be credited to this account as of the date on which such compensation is deemed to accrue to the participant. Distributions shall be charged to this account as they are made.

Prior to July 1, 2001, interest at the Plan's interest rate will be credited to the account of each participant as of the last day of each month. Interest will be calculated by applying the Plan's interest rate to the balances of the account on such date including distributions to be deducted on that date. The Plan's interest rate means, for each 12 consecutive calendar months ending after September 1, the Moody's Long Term Bond Rate in effect on such September 1 (or the last business day immediately preceding such date if it is a Saturday, Sunday, or holiday) divided by 12.

Effective July 1, 2001, each participant's Deferred Benefit Account shall be deemed to be invested in investment options made available by the Administrator and selected by the participant, in accordance with Administrator rules and procedures uniformly applied.


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

Participant Investment Directions
---------------------------------

The Administrator shall select and may prospectively change the investment options to be available for participant investment direction under the Plan and the number of times each year (not less than one) that participants may change investment directions. Any new or revised participant investment direction, completed in accordance with Administrator rules, shall apply to a participant's entire Deferred Benefit Account. The authorized representative of a deceased participant's estate may provide investment directions after the death of the participant and in accordance with the provisions of the Plan.

No Trust Fund Created
---------------------

A participant's Deferred Benefit Account is a means of measuring the value of the participant's deferred compensation. The account does not create a trust fund of any kind. Any assets earmarked by the Company to pay benefits under the Plan do at all times remain with the Company. A participant has no property interest in specific assets of the Company because of the Plan. The rights of the participant, or an estate, to benefits under the Plan shall be solely those of an unsecured creditor of the Company.

Statement of Account
--------------------

Following the close of each year the Company will provide statements of account to each participant.

When Payment of Benefits Begins
-------------------------------

Upon cessation of a participant's service as a director of the Company for any reason, or upon the occurrence of a Change of Control Event, the Company will pay to the participant (or, in case of the death of the participant, to the participant's beneficiary designated in accordance with the Plan or, if no such beneficiary is designated, to the participant's estate), as compensation for prior service as a director, an amount equal to the value of the participant's Deferred Benefit Account.

Forms of Benefit Payment
------------------------

The standard form of payment is a single lump sum cash payment to be completed promptly upon the occurrence of a Change of Control Event or within 30 days after the end of the quarter in which the participant ceases service as a director of the Company.

The optional installment payment method permits the participant to select the period over which payments are to be made. Under the optional installment method, at the time a participant completes the participant's initial Deferred Compensation Agreement, or thereafter in accordance with Plan rules, the participant may select the number of years over which benefits are to be paid to the participant, up to a maximum of 5 years. The payment period

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

selected shall apply to the participant's entire Deferred Benefit Account. The optional installment payment method does not apply upon the occurrence of a Change of Control Event.

Optional installment payments shall commence within 30 days after the end of the quarter in which the participant ceases service as a director of the Company; all subsequent installment payments shall be paid in July of each year following the year in which the first installment is paid to the participant during the installment period. The amount to be distributed annually is determined by multiplying the value of the participant's Deferred Benefit Account by a fraction, the numerator of which is one (1) and the denominator of which is the number of years remaining for the payments to be made (e.g., 1/5, 1/4, 1/3, etc.).

A Deferred Benefit Account shall remain subject to participant investment direction during the installment payment period.

Changes by a participant in the form of payment to be made and/or in the number of years in the installment payment period (not to exceed 5 years) shall be in writing and filed with the Treasurer of the Company not less than 12 months before the date the participant ceases service as a director of the Company for any reason. If a change is requested less than 12 months in advance of the date the participant ceases service as a director of the Company for any reason, the participant's previous valid election of a form of payment shall be given effect. If there is no previous valid election of an optional form of payment in effect, payment will be made in the standard form.

Hardship Payments
-----------------

The Administrator may, in its sole discretion, upon the finding that the participant has suffered a severe financial hardship, distribute to the participant part or all of the participant's Deferred Benefit Account, as needed to meet the participant's need.

Designation of Beneficiary
--------------------------

Each participant entitled to any payments from his or her Deferred Benefit Account from time to time may designate a beneficiary or beneficiaries to whom any such payments are to be paid in case of the participant's death before receipt of any or all of such payments. Any designation will revoke all prior designations by the participant, shall be in a form prescribed by the Company and will be effective only when filed by the participant, during his or her lifetime, in writing with the Treasurer of the Company. References in the Plan to a participant's "beneficiary" at any date shall include such persons designated as concurrent beneficiaries on the director's beneficiary designation form then in effect. In the absence of any such designation, any balance remaining in a participant's Deferred Benefit Account at the time of the participant's death shall be paid to such participant's estate in a lump sum.

Assignment
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A participant may not assign the right to receive benefits under the Plan.

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

Not a Contract to Continue as Director
--------------------------------------

This Plan may not be construed as giving any person the right to be retained as a director of the Company.

Taxes
-----

The Company may withhold from all benefit payments any amounts which may be required to be withheld under applicable tax laws.

Amendment and Termination
-------------------------

The Company may, at any time, by action of the Board of Directors of the Company, amend the Plan, with prospective effect, or terminate the Plan and thereupon distribute all unpaid amounts. The Company may not, however, reduce any benefit payments to a participant based on deferrals already made, without the participant's consent.

Construction
------------

The Plan is to be construed under the laws of the State of Wisconsin.

Binding Agreement
-----------------

This Plan is binding upon the Company and participants and their respective successors, assigns, heirs, executors, and beneficiaries.

     AS AMENDED, pursuant to authorization of the Board of Directors of the Company as of:

                                           Date:
                                                --------------------------------

                                           HARLEY-DAVIDSON, INC.



                                           By:
                                              ----------------------------------

                                                 Its:
                                                     ---------------------------


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
                                SCHEDULE A TO THE

                              HARLEY-DAVIDSON, INC.

              DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS


A Change of Control Event means any one of the following:


(a) Continuing directors no longer constitute at least two-thirds of the directors of Harley-Davidson, Inc. "Continuing director" means any individual who is either (i) a member of the Board on May 3, 2003, or (ii) a member of the Board whose election or nomination to the Board was approved by a vote of at least two-thirds (2/3) of the Continuing Directors (other than a person whose election was as a result of an actual or threatened proxy or other control contest);

(b) Any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with its affiliates, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the then outstanding common stock of Harley-Davidson, Inc. or twenty percent (20%) or more of the voting power of the then outstanding securities of Harley-Davidson, Inc. entitled generally to vote for the election of the members of the Board;

(c) The approval by the shareholders of Harley-Davidson, Inc. of the merger or consolidation of Harley-Davidson, Inc. with any other corporation, the sale of substantially all of the assets of Harley-Davidson, Inc., or the liquidation or dissolution, of Harley-Davidson, Inc., unless, in the case of a merger or consolidation, the then Continuing Directors in office immediately prior to such merger or consolidation will constitute at least two-thirds (2/3) of the directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Exchange) of such corporation; or

(d) At least two-thirds (2/3) of the then Continuing Directors in office immediately prior to any other action proposed to be taken by the shareholders of Harley-Davidson, Inc. or by the Board determines that such proposed action, if taken, would constitute a change of control of Harley-Davidson, Inc. and such action is taken.


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